UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2015

KAR Auction Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032
(Address of principal executive offices)
(Zip Code)

(800) 923-3725
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On February 17, 2015, KAR Auction Services, Inc. issued a press release announcing its financial results for the three and twelve months ended December 31, 2014. KAR Auction Services, Inc. will host an earnings conference call and webcast, Wednesday, February 18, 2015 at 11:00 a.m., Eastern Standard Time. The conference call may be accessed by calling 1-877-718-5101 and entering participant passcode 8517967 and the live webcast may be accessed at the investor relations section of www.karauctionservices.com. The call will be hosted by KAR Auction Services, Inc. Chief Executive Officer, Jim Hallett, and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The call will feature a review of operating highlights and financial results for the three and twelve months ended December 31, 2014. The press release dated February 17, 2015 is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference in its entirety.

On February 17, 2015, KAR Auction Services, Inc. also posted supplemental financial information for the three and twelve months ended December 31, 2014, at the investor relations section of www.karauctionservices.com under the quarterly results page. The supplemental financial information posted on February 17, 2015 is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference in its entirety.

Within the Company's fourth quarter 2014 press release, related attachments thereto and the supplemental financial information, the Company makes reference to certain non-GAAP financial measures. The non-GAAP financial measures include the following: EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Share. The Company has presented reconciling information along with the most directly comparable financial measure calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) for each of the above non-GAAP financial measures in the press release and supplemental financial information. In addition, the Company’s reasons for presenting these non-GAAP financial measures are discussed below.

The Company believes that these measures represent important internal measures of performance. Accordingly, where these non-GAAP measures are provided, it is done so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the underlying performance of the Company on a year-over-year and quarter-sequential basis. Investors should consider these non-GAAP measures in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. The specific reasons, in addition to the reasons described above, why the Company's management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding the Company’s results of operations are as follows:

EBITDA and Adjusted EBITDA – The Company’s management believes that EBITDA is a useful supplement and meaningful indicator of earnings performance to be used by its investors, financial analysts and others to analyze the Company’s financial performance and results of operations over time. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by its creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate the performance of the Company. The most directly comparable financial performance measure calculated and presented in accordance with GAAP is net income (loss). A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA for the three and twelve months ended December 31, 2014 and 2013 is contained in the attachments to the press release. In addition, a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA for the three months ended December 31, 2014 and 2013, as well as each of the last four quarters and the twelve months ended December 31, 2014 is contained in the supplemental financial information.

Adjusted Net Income and Adjusted Net Income Per Share – The Company’s management believes that adjusted net income and adjusted net income per share are useful supplements and meaningful indicators of earnings performance to be used by its investors, financial analysts and others to analyze the Company’s financial performance and results of operations over time. The revaluation of certain assets of the company, and resultant increase in depreciation and amortization expense which resulted from the 2007 merger, as well as stock-based compensation expense tied to the 2007 merger, have had a continuing effect on our reported results. Non-GAAP financial measures of adjusted net income and adjusted net income per share, in the opinion of the company, provide comparability to other companies that may have not incurred these types of non-cash expenses. In addition, net income and net income per share have been adjusted for certain other charges. A reconciliation of net income (loss) and net income (loss) per share to adjusted net income and adjusted net income per share for the three and twelve months ended December 31, 2014 and 2013 is contained in the attachments to the press release.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.            DESCRIPTION OF EXHIBIT

99.1	Press release dated February 17, 2015 – “KAR Auction Services, Inc. Reports Fourth Quarter and Full Year 2014 Results”

99.2	KAR Auction Services, Inc. Q4 and YTD 2014 Supplemental Financial Information – February 17, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:    February 17, 2015                KAR Auction Services, Inc.

/s/ Eric M. Loughmiller
Eric M. Loughmiller
Executive Vice President and Chief Financial Officer